SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 10, 2001

GRANITE CONSTRUCTION INCORPORATED

Delaware (State of Incorporation)	1-12911 (Commission File Number)	#77-0239383 (IRS Employer Identification No.)

585 West Beach Street
Watsonville, California 95076
Telephone: (831) 724-1011

Item 5. Other Events.

     Effective December 10, 2001, Granite Construction Incorporated (the “Registrant”) replaced Mellon Investor Services, LLC with Registrar and Transfer Company (“RTC”) as common stock transfer agent and registrar of the Registrant. RTC will also be administrator of the Granite Construction Incorporated Dividend Reinvestment and Stock Purchase Plan. A copy of the press release issued by the Registrant on December 14, 2001 concerning the foregoing transaction is filed herewith as Exhibit 20.1, and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

20.1	Press Release of Registrant, dated December 14, 2001, announcing the Registrant’s change of transfer agent.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2002	GRANITE CONSTRUCTION INCORPORATED

	By:	/s/ Michael Futch

Michael Futch Vice President, Secretary & General Counsel

EXHIBIT INDEX

Exhibit Number	Description

20.1	Press Release of Registrant, dated December 14, 2001, announcing the Registrant’s change of transfer agent.

2